Exhibit 10.2

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

by and between

GBDC 4 FUNDING III LLC,

as the Purchaser

and

GOLUB CAPITAL BDC 4, INC.,

as the Seller

Dated as of August 15, 2024

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.1	General	1
Section 1.2	Specific Terms	2
Section 1.3	Other Terms	5
Section 1.4	Computation of Time Periods	5
Section 1.5	Certain References	5

ARTICLE II

SALE AND PURCHASE OF THE LOAN ASSETS AND OTHER PORTFOLIO ASSETS

Section 2.1	Sale and Purchase of the Loan Assets and the Other Portfolio Assets	5
Section 2.2	Purchase Price	7
Section 2.3	Payment of Purchase Price	7
Section 2.4	Nature of the Sales	8

ARTICLE III

CONDITIONS OF SALE AND PURCHASE

Section 3.1	Conditions Precedent to Effectiveness	9
Section 3.2	Conditions Precedent to All Purchases	11

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of the Seller	12
Section 4.2	Representations and Warranties of the Seller Relating to the Agreement and the Sale Portfolio	18
Section 4.3	Representations and Warranties of the Purchaser	19

ARTICLE V

COVENANTS OF THE SELLER

Section 5.1	Protection of Title of the Purchaser	20
Section 5.2	Affirmative Covenants of the Seller	23

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Section 5.3	Negative Covenants of the Seller	26

ARTICLE VI

REPURCHASES AND SUBSTITUTION BY THE SELLER

Section 6.1	Repurchase of Loan Assets	28
Section 6.2	Substitution of Loan Assets	29
Section 6.3	Repurchase Limitations	29
Section 6.4	Limitations on Repurchases and Substitutions	30

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE SALE PORTFOLIO

Section 7.1	Rights of the Purchaser	30
Section 7.2	Rights With Respect to Related Documents	31
Section 7.3	Notice to Collateral Agent and Administrative Agent	31

ARTICLE VIII

SELLER TERMINATION EVENTS

Section 8.1	Seller Termination Events	31
Section 8.2	Survival of Certain Provisions	32

ARTICLE IX

INDEMNIFICATION

Section 9.1	Indemnification by the Seller	32
Section 9.2	Assignment of Indemnities	33

ARTICLE X

MISCELLANEOUS

Section 10.1	Liability of the Seller	34
Section 10.2	Limitation on Liability	34
Section 10.3	Amendments; Limited Agency	34
Section 10.4	Waivers; Cumulative Remedies	34
Section 10.5	Notices	34
Section 10.6	Merger and Integration	34
Section 10.7	Severability of Provisions	35
Section 10.8	GOVERNING LAW; JURY WAIVER	35
Section 10.9	Consent to Jurisdiction; Service of Process	35

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SCHEDULES AND EXHIBITS

Schedule I	Sale Portfolio List

Exhibit A	Form of Loan Assignment

Exhibit B	Form of Power of Attorney for Seller

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of August 15, 2024, by and between GOLUB CAPITAL BDC 4, INC., a Maryland corporation, as the seller (in such capacity, together with its successors and permitted assigns in such capacity, the “Seller”) and GBDC 4 FUNDING III, a Delaware liability company, as the purchaser (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser has agreed to Purchase (as hereinafter defined) from the Seller from time to time, and the Seller has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain Loan Assets and Portfolio Assets related thereto on the terms set forth herein;

WHEREAS, pursuant to this Agreement, the Seller may from time to time underwrite certain Loan Assets to be purchased directly from third parties by the Purchaser in accordance with the eligibility criteria described in Section 4.2(b), which Loan Assets will conform in all respects to the representations and warranties with respect to the Sale Portfolio purchased hereunder and will have the benefit of all covenants and agreements of the Seller hereunder with respect to such Sale Portfolio as if such Loan Assets were purchased directly by the Purchaser from the Seller hereunder;

WHEREAS, it is contemplated that the Loan Assets and Portfolio Assets Purchased hereunder may be pledged by the Purchaser, pursuant to the Credit Agreement (as defined herein) and the related Facility Documents, to the Collateral Agent, for the benefit of the Secured Parties; and

WHEREAS, the Seller agrees that all representations, warranties, covenants and agreements made by the Seller herein with respect to the Sale Portfolio shall also be for the benefit of any Secured Party.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1         General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Credit Agreement (as hereinafter defined). References herein to Persons include their successors and assigns permitted hereunder or under the Credit Agreement. The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. References to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement, provided that, if, within such definition in the Credit Agreement a further term is used which is defined herein, then such further term shall have the meaning given to such further term herein.

Section 1.2         Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agented Loan” means any Loan Asset originated as a part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such Loan Asset) prior to such Loan Asset becoming part of the Collateral Portfolio.

“Agreement” means this Purchase and Sale Agreement, as the same may be amended, restated, waived, supplemented and/or otherwise modified from time to time hereafter.

“Available Collections” means all cash collections and other cash proceeds with respect to any Loan Asset, including, without limitation, all Principal Proceeds, all Interest Proceeds and all proceeds of any sale or disposition with respect to such Loan Asset.

“Credit Agreement” means that certain Revolving Credit and Security Agreement, dated as of August 15, 2024, among the Purchaser, as the Borrower, the Lenders from time to time parties thereto, BNP Paribas, as Administrative Agent, the Seller, as the Equityholder and as the Servicer, each of the Securitization Subsidiaries from time to time parties thereto, and Computershare Trust Company, N.A., as the Collateral Agent, as such may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Early Termination” has the meaning specified in Section 8.1.

“Facility Financing Statements” has the meaning specified in Section 3.1(iv).

“Indemnified Amounts” has the meaning specified in Section 9.1(a).

“Indemnified Party” has the meaning specified in Section 9.1(a).

“Loan Asset” means any loan listed on Schedule I hereto, as the same may be amended, supplemented, restated or replaced from time to time, and all accounts, payment intangibles, instruments and other property related to the foregoing.

“Loan Assignment” means a Loan Assignment executed by the Seller, substantially in the form of Exhibit A attached hereto.

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the aggregate Principal Balance of all Collateral Loans acquired by the Purchaser prior to such date minus (b) the aggregate Principal Balance of all Collateral Loans (other than Loan Assets subject to a Seller Purchase Event) repurchased or substituted by the Seller prior to such date.

“Pension Plan” has the meaning specified in Section 4.1(q).

“Portfolio Assets” means all Loan Assets owned by the Seller and designated by the Seller on Schedule I hereto, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Seller in and to:

(a)         any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b)         all rights with respect to the Loan Assets to which the Seller is entitled as lender under the applicable Related Documents;

(c)         all Related Documents related to any Loan Asset;

(d)         all Liens, insurance policies, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(e)         all records (including computer records) with respect to the foregoing; and

(f)          all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Purchase” means a purchase by the Purchaser of a Loan Asset and the related Portfolio Assets from the Seller pursuant to Article II.

“Purchase Date” means, any Business Day prior to a Seller Termination Event on which any Sale Portfolio is acquired by the Purchaser pursuant to the terms of this Agreement, and including, for the avoidance of doubt, any day on which any Sale Portfolio is acquired directly by the Purchaser from a third party in a transaction underwritten by the Seller and any day on which any Loan Asset is acquired by the Purchaser in a transaction in which the Purchaser is the designee of the Seller under the instruments of conveyance relating to the applicable Loan Asset.

“Purchase Price” has the meaning specified in Section 2.2.

“Purchaser” has the meaning specified in the Preamble.

“Replaced Loan Asset” has the meaning specified in Section 6.2(b)(i).

“Repurchase Price” means, with respect to a Loan Asset to be repurchased pursuant to Article VI hereof, an amount equal to the Borrowing Date Loan Value multiplied by the Principal Balance of such Loan Asset.

“Sale” and “Sell” have the meanings specified in Section 2.1(a), and the term “Sold” shall have the corresponding meaning.

“Sale Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Seller in the property identified below in clauses (a) through (c) and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(a)         the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(b)         the Portfolio Assets with respect to the Loan Assets referred to in clause (a); and

(c)         all income and Proceeds of the foregoing.

For the avoidance of doubt, and without limiting the foregoing, the term “Sale Portfolio” shall, for all purposes of this Agreement, be deemed to include any Loan Asset acquired directly by the Purchaser from a third party in a transaction underwritten by the Seller or any Loan Asset acquired by the Purchaser in a transaction in which the Purchaser is the designee of the Seller under the instruments of conveyance relating to the applicable Loan Asset.

“Schedule I” means the schedule of all Sale Portfolio that is Sold by the Seller to the Purchaser on a Purchase Date, as supplemented on any subsequent Purchase Date by the “Schedule I” attached to the applicable Loan Assignment, and incorporated herein by reference, as such schedule may be supplemented and amended from time to time pursuant to the terms hereof.

“Seller Purchase Event” means, with respect to any Loan Asset, the occurrence of a breach of the Seller’s representations and warranties under Section 4.2 on the Cut-Off Date for such Loan Asset.

“Seller Termination Event” has the meaning specified in Section 8.1(a).

“Substitute Eligible Collateral Loan” has the meaning specified in Section 6.2(a).

“Substitution” has the meaning specified in Section 6.2(a).

“Transfer Taxes” means any tax, fee or governmental charge payable by the Purchaser, the Seller or any other Person to any federal, state or local government arising from or otherwise related to the Sale of any Loan Asset and/or any other related Portfolio Assets from the Seller to the Purchaser under this Agreement (excluding taxes measured by net income).

Section 1.3         Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4         Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Reference to days or days without further qualification means calendar days. Reference to any time means New York, New York time.

Section 1.5         Certain References. All references to the Principal Balance of a Loan Asset as of a Purchase Date shall refer to the close of business on such day.

ARTICLE II

SALE AND PURCHASE OF THE LOAN ASSETS AND OTHER PORTFOLIO ASSETS

Section 2.1         Sale and Purchase of the Loan Assets and the Other Portfolio Assets.

(a)         Subject to the terms and conditions of this Agreement (including the conditions to Purchase set forth in Article III), on and after the date hereof, the Seller hereby agrees to (i) sell, transfer and otherwise convey (collectively, “Sell” and any such sale, transfer and/or other conveyance, a “Sale”), from time to time, to the Purchaser, without recourse (except to the extent specifically provided herein), and the Purchaser hereby agrees to purchase, all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to certain Sale Portfolio designated by the Seller and (ii) transfer, or cause the deposit into, the Collection Account of all Collections received by the Seller on account of any Sale Portfolio hereunder on and after the Purchase Date with respect to such Sale Portfolio, in each case, within two Business Days of the receipt thereof. The Seller hereby acknowledges that each Sale to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Seller.

(b)         The Seller shall on each Purchase Date execute and deliver to the Purchaser a proposed Loan Assignment identifying the Sale Portfolio to be Sold by the Seller to the Purchaser on such Purchase Date. From and after such Purchase Date, the Sale Portfolio listed on Schedule I to the related Loan Assignment shall be deemed to be listed on Schedule I hereto and constitute part of the Sale Portfolio hereunder.

(c)         On and after each Purchase Date hereunder and upon payment of the Purchase Price therefor, the Purchaser shall own the Sale Portfolio Sold by the Seller to the Purchaser on such Purchase Date, and the Seller shall not take any action inconsistent with such ownership and shall not claim (except for tax and accounting purposes) any ownership interest in such Sale Portfolio.

(d)         Except as specifically provided in this Agreement, the Sale and Purchase of the Sale Portfolio under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.

(e)         Neither the Purchaser nor any assignee of the Purchaser (including the Secured Parties) shall have any obligation or liability to any Obligor or client of the Seller (including any obligation to perform any obligation of the Seller, including with respect to any other related agreements) in respect of the Sale Portfolio (other than with respect to funding obligations to Obligors pursuant to the terms of the applicable Related Documents for Revolving Collateral Loans and Delayed Drawdown Collateral Loans, as applicable, which shall solely be an obligation of the Purchaser and not any of the Secured Parties). No such obligation or liability is intended to be assumed by the Purchaser or any assignee of the Purchaser (including the Secured Parties) and any such assumption is expressly disclaimed. Without limiting the generality of the foregoing, the Sale of the Sale Portfolio by the Seller to the Purchaser pursuant to this Agreement does not constitute and is not intended to result in a creation or assumption by the Purchaser or any assignee of the Purchaser (including the Secured Parties), of any obligation of the Seller, as lead agent, collateral agent or paying agent under any Agented Loan.

(f)          In connection with each Purchase of Sale Portfolio hereunder, the Seller shall cause to be delivered to the Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. on the related Purchase Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets; provided that, notwithstanding the foregoing, the Seller shall cause the Related Documents to be in the possession of the Custodian within five Business Days after the related Purchase Date.

(g)         In accordance with the Credit Agreement, certain documents relating to Sale Portfolio shall be delivered to and held in trust by the Custodian for the benefit of the Purchaser and its assignees, and the Purchaser hereby instructs the Seller to cause such documents to be delivered to the Custodian. Such delivery to the Custodian of such documents and the possession thereof by the Custodian is at the will of the Purchaser and its assignees and in a custodial capacity for their benefit only.

(h)         The Seller shall provide all information, and any other reasonable assistance, to the Servicer and the Collateral Agent necessary for the Servicer and the Collateral Agent, as applicable, to conduct the management, administration and collection of the Sale Portfolio Purchased hereunder in accordance with the terms of the Credit Agreement.

(i)          In connection with the Purchase by the Purchaser of Sale Portfolio as contemplated by this Agreement, the Seller further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Purchase Date, and its financial statements, that such Sale Portfolio has been purchased by the Purchaser in accordance with this Agreement.

(j)          The Seller further agrees to deliver to the Purchaser on or before each Purchase Date a computer file containing a true, complete and correct list of all Loan Assets to be Sold hereunder on such Purchase Date, identified by the related Obligor’s name and Principal Balance as of the related Cut-Off Date. Such file or list shall be marked as Schedule I to the applicable Loan Assignment and shall be delivered to the Purchaser as confidential and proprietary, and is hereby incorporated into and made a part of Schedule I to this Agreement, as such Schedule I may be supplemented and amended from time to time.

(k)         The Seller shall, at all times, continue to fulfill its obligations under, and in strict conformance with, the terms of all Related Documents (other than with respect to funding obligations to Obligors in connection with Revolving Collateral Loans and Delayed Drawdown Collateral Loans, as applicable) related to any Sale Portfolio purchased hereunder, including without limitation any obligations pertaining to any Retained Interest.

(l)          The Seller and the Purchaser each acknowledge with respect to itself that the representations and warranties of the Seller in Sections 4.1 and 4.2 hereof and of the Purchaser in Section 4.3 hereof, and the covenants and agreements of the Seller herein, including without limitation, in Article V and Article VI hereof, will run to and be for the benefit of the Purchaser and the Collateral Agent (on behalf of the Secured Parties) and the Collateral Agent (on behalf of the Secured Parties) may enforce directly (without joinder of the Purchaser when enforcing against the Seller) the obligations of the Seller or the Purchaser, as applicable, with respect to breaches of such representations, warranties, covenants and all other obligations as set forth in this Agreement.

Section 2.2         Purchase Price.

The purchase price for each item of Sale Portfolio Sold to the Purchaser hereunder (the “Purchase Price”) shall be in a dollar amount equal to the fair market value of such Loan Asset as determined from time to time by the Seller and the Purchaser. Each of the Purchaser and the Seller hereby agree that the fair market value of each Loan Asset Sold hereunder as of the related Purchase Date shall not be less than the Loan Value thereof (as of the Borrowing Date) multiplied by the Principal Balance of such Loan Asset on the related Purchase Date.

Section 2.3         Payment of Purchase Price.

(a)         The Purchase Price for any Sale Portfolio Sold by the Seller to the Purchaser on any Purchase Date shall be paid in a combination of: (i) immediately available funds; and (ii) if the Purchaser does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account the proceeds the Purchaser expects to receive pursuant to the Advances under the Credit Agreement), by means of a capital contribution by the Seller to the Purchaser.

(b)         The portion of such Purchase Price to be paid in immediately available funds shall be paid by wire transfer on the applicable Purchase Date to an account designated by the Seller on or before such Purchase Date or by means of proper accounting entries being entered upon the accounts and records of the Seller and the Purchaser on the applicable Purchase Date.

(c)         In connection with each delivery of a Loan Assignment, the Seller hereunder shall be deemed to have certified, with respect to the Sale Portfolio to be Sold by it on such day, that its representations and warranties contained in Sections 4.1 and 4.2 are true and correct in all respects on and as of such day, with the same effect as though made on and as of such day (other than any representation or warranty that is made as of a specific date), that no Event of Default has occurred or would result therefrom and no Default exists or would result therefrom.

(d)         Upon the payment of the Purchase Price for any Purchase, title to the Sale Portfolio included in such Purchase shall vest in the Purchaser, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

Section 2.4         Nature of the Sales.

(a)         It is the express intent of the parties hereto that the Sale of the Sale Portfolio by the Seller to the Purchaser hereunder be, and be treated for all purposes (other than tax and accounting purposes) as an absolute sale, conveyance and transfer of ownership by the Seller (free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens) of such Sale Portfolio. It is, further, not the intention of the parties that such Sale be deemed a pledge of the Sale Portfolio by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Sale Portfolio is held to continue to be property of the Seller, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Sale Portfolio provided for in this Agreement shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest (subject only to Permitted Liens) in all of the Seller’s right, title and interest in and to the Sale Portfolio and all amounts payable to the holders of the Sale Portfolio in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Covered Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Sale Portfolio together with all of the other obligations of the Seller hereunder; (iii) the possession by the Purchaser (or the Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) of Sale Portfolio and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Purchaser shall, to the extent consistent with this Agreement and the other Facility Documents, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Sale Portfolio, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(b)         It is the intention of each of the parties hereto that the Sale Portfolio Sold by the Seller to the Purchaser pursuant to this Agreement shall constitute assets owned by the Purchaser and shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law.

(c)         The Purchaser agrees to treat, and shall cause the Seller to treat, for all purposes (other than tax and accounting purposes), the transactions effected by this Agreement as sales of assets to the Purchaser. Solely to the extent the Seller files its financial statements publicly, the Seller agrees to reflect in the Seller’s financial records and to include a note in the publicly filed annual and quarterly financial statements of the Seller indicating that: (i) assets related to transactions (including transactions pursuant to the Facility Documents) that do not meet ASC Topic 860 requirements for accounting sale treatment are reflected in the consolidated balance sheet of the Seller as investments and (ii) those assets are owned by a special purpose entity that is consolidated in the financial statements of the Seller, and the creditors of the special purpose entity have received security interests in such assets and such assets are not intended to be available to the creditors of the Seller (or any affiliate of the Seller).

ARTICLE III

CONDITIONS OF SALE AND PURCHASE

Section 3.1         Conditions Precedent to Effectiveness. This Agreement shall be effective upon the satisfaction of the conditions precedent that the Purchaser shall have received on or before the date hereof, in form and substance satisfactory to the Purchaser, all of the following:

(i)          a copy of this Agreement duly executed by each of the parties hereto;

(ii)         a certificate of the Seller, dated the date hereof, certifying (A) the names and true signatures of the incumbent officers of the Seller authorized to sign on behalf of the Seller this Agreement, the Loan Assignments and all other documents to be executed by the Seller hereunder or in connection herewith (on which certificate the Purchaser and its assignees may conclusively rely until such time as the Purchaser and such assignees shall receive from the Seller, a revised certificate meeting the requirements of this Section 3.1(ii)), (B) that its Constituent Documents, as applicable, attached to such certificate are complete and correct copies and have not been amended, modified or supplemented and are in full force and effect, and (C) the resolutions of the investment manager of the Seller approving and authorizing the execution, delivery and performance by the Seller of this Agreement, the Loan Assignments and all other documents to be executed by the Seller hereunder or in connection herewith;

(iii)        a good standing certificate, dated as of a recent date, issued by the Governmental Authority of the Seller’s jurisdiction of incorporation;

(iv)        filed, original copies of proper financing statements (the “Facility Financing Statements”) describing the Sale Portfolio, and naming the Seller as the “Debtor/Seller”, the Purchaser as “Secured Party/Buyer” and the Collateral Agent, for the benefit of the Secured Parties, as “Total Assignee”, or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to perfect the Purchaser’s ownership interest in all Sale Portfolio;

(v)         copies of properly authorized termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to release all security interests and similar rights of any Person in the Sale Portfolio previously granted by the Seller;

(vi)        copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Purchaser or its assignees and requests for information (or a similar UCC search report certified by a party acceptable to the Purchaser and its assigns), dated a date reasonably near to the date hereof, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Seller (under its present name and any previous name) as debtor and which are filed in the State of Maryland, together with copies of such financing statements (none of which shall cover any Sale Portfolio);

(vii)       all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser and the Administrative Agent, and the Purchaser and the Administrative Agent shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings, approvals and opinions) relevant to the transactions herein contemplated as the Purchaser and the Administrative Agent may have requested;

(viii)      any necessary third party consents to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Purchaser;

(ix)         the Seller shall have paid all fees then required to be paid by it on the date hereof; and

(x)          legal opinions of counsel to the Seller with respect to the perfection and enforceability of the security interest hereunder and such other matters as the Purchaser or any assignee thereof may reasonably request.

Section 3.2         Conditions Precedent to All Purchases. The Purchase to take place on the initial Purchase Date and each Purchase to take place on a subsequent Purchase Date hereunder shall be subject to the further conditions precedent that:

(a)         The following statements shall be true:

(i)          The representations and warranties of the Seller contained in Sections 4.1 and 4.2 shall be true and correct on and as of such Purchase Date in all material respects, before and after giving effect to the Purchase to take place on such Purchase Date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(ii)         The Seller is in compliance in all material respects with each of its covenants and other agreements set forth herein;

(iii)        No Seller Termination Event (or event which, with the passage of time or the giving of notice, or both, would constitute a Seller Termination Event) shall have occurred or would result from such Purchase;

(iv)        No Liens exist in respect of Taxes which are prior to the lien of the Purchaser and the Collateral Agent on the Sale Portfolio to be Purchased on such Purchase Date; and

(v)         No Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Purchaser in accordance with the provisions hereof.

(b)         The Purchaser shall have received a duly executed and completed Loan Assignment along with a Schedule I that is true, accurate and complete in all respects as of the related Cut-Off Date.

(c)         The Seller shall have delivered to the Custodian on behalf of the Purchaser and any assignee thereof each item required to be contained in the Related Documents of any of the Loan Assets or Portfolio Assets related thereto being acquired by the Purchaser within five Business Days of the related Purchase Date.

(d)         The Seller shall have taken all steps necessary under all Applicable Law in order to Sell to the Purchaser the Sale Portfolio being Purchased on such Purchase Date and, upon the Sale of such Sale Portfolio from the Seller to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance (other than Permitted Liens).

(e)         With respect to any Loan Assets identified on Schedule I to the applicable Loan Assignment that are not on the Approved List, the Administrative Agent shall have approved an Approval Request with respect to the acquisition of such Loan Asset by the Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1         Representations and Warranties of the Seller. The Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Credit Agreement. As of the date hereof and each Purchase Date (unless a specific date is specified below), the Seller represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that:

(a)         Organization and Good Standing. The Seller is validly existing as a Maryland corporation (or, if the Seller has changed its jurisdiction in accordance with Section 5.1(f), such jurisdiction), with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own the Sale Portfolio and to Sell such Sale Portfolio to the Purchaser hereunder.

(b)         [Reserved].

(c)         Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary corporate power, authority and legal right to (a) execute and deliver this Agreement, each Loan Assignment and the other Facility Documents to which it is a party and (b) carry out the terms of this Agreement, each Loan Assignment and the other Facility Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement, each Loan Assignment and the other Facility Documents to which it is a party and the sale and assignment of an ownership interest in the Sale Portfolio on the terms and conditions herein provided. This Agreement, each Loan Assignment and each other Facility Document to which the Seller is a party have been duly executed and delivered by the Seller.

(d)         Valid Conveyance; Binding Obligations. This Agreement, each Loan Assignment and the Facility Documents to which the Seller is party have been and, in the case of each Loan Assignment delivered after the date hereof, will be, duly executed and delivered by the Seller, and this Agreement, together with the applicable Loan Assignment in each case, shall effect valid Sales of Sale Portfolio, enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement, each Loan Assignment and such Facility Documents shall constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdiction and general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e)         No Violation. The execution, delivery and performance of this Agreement, each Loan Assignment and all other agreements and instruments executed and delivered or to be executed and delivered by the Seller pursuant hereto or thereto in connection with the Sale of the Sale Portfolio will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s Constituent Documents or any contractual obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any Applicable Law in any material respect.

(f)          All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement or any Loan Assignment to which the Seller is a party have been obtained.

(g)         State of Organization, Etc. The Seller has not changed its name since its formation and does not have tradenames, fictitious names, assumed names or “doing business as” names. Except as permitted hereunder, the business address of the Seller (and the location of the Seller’s records regarding the Sale Portfolio (other than those delivered to the Custodian)) is at the address of the Seller set forth on the signature pages hereto. The Seller’s only jurisdiction of incorporation is the Maryland, and, except as permitted hereunder, the Seller has not changed its jurisdiction of incorporation.

(h)         Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.

(i)          Solvency. The Seller is not the subject of any Insolvency Event. The Seller is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Facility Documents. The Seller, after giving effect to the transactions contemplated by this Agreement and the other Facility Documents, will have an adequate amount of capital to conduct its business.

(j)          [Reserved].

(k)         Compliance with Laws. The Seller has complied in all material respects with all Applicable Law to which it may be subject, and no item of Sale Portfolio contravenes any Applicable Law.

(l)          Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the Sale of the Sale Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Seller does not own or intend to carry or purchase, and no proceeds from the Sale of the Sale Portfolio will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(m)        Loan Assignments. Each Loan Assignment is accurate in all material respects.

(n)         No Liens, Etc. The Sale Portfolio to be acquired by the Purchaser hereunder is owned by the Seller free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Seller has the full right, corporate power and lawful authority to Sell the same and interests therein and, upon the Sale thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens). No effective financing statement reflecting the Seller or the Seller’s predecessor in interest, as a “Debtor”, or other instrument similar in effect covering all or any part of any Sale Portfolio Purchased hereunder is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” or “Assignee”, in each case, for the benefit of the Secured Parties pursuant to the Credit Agreement.

(o)         Information True and Correct. All information heretofore furnished by or on behalf of the Seller to the Purchaser or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is accurate, true and correct and does not omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by or on behalf of the Seller which was provided to the Seller from an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct to the knowledge of the Seller; provided, further, that the foregoing proviso shall not apply to any information presented in a Servicer’s Certificate, Servicing Report, Notice of Borrowing or Borrowing Base Certificate.

(p)         ERISA Compliance. The present value of all benefits vested under each “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Seller or any member of the Seller’s ERISA Group, or to which the Seller or member of the Seller’s ERISA Group, contributes or has an obligation to contribute or has any liability (each, a “Pension Plan”) does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code. No prohibited transactions, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Pension Plan other than a Multiemployer Plan), withdrawals or reportable events have occurred with respect to any Pension Plan that, in the aggregate, could subject the Seller to any material Tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(q)         Investment Company Status. The Seller is not required to register as an “investment company” under the provisions of the Investment Company Act.

(r)          Intent of The Seller. The Seller has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Sale Portfolio to the Purchaser with any intent to hinder, delay or defraud any of the Seller’s creditors.

(s)         Value Given. The Seller has received reasonably equivalent value from the Purchaser in exchange for the Sale of such Sale Portfolio Sold hereunder. No such Sale has been made for or on account of an antecedent debt owed by the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(t)          Accounting. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Sale Portfolio by the Seller to the Purchaser.

(u)         Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, the Lenders, the Collateral Agent and the other Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent and the Collateral Agent may from time to time request, to maintain the Purchaser’s identity as a separate legal entity and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate (other than for tax purposes). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall take all reasonable steps to ensure that the Purchaser has not and will not take, refrain from taking, or fail to take (as applicable) any action described in its Constituent Documents and Section 5.05 of the Credit Agreement; provided that, for the avoidance of doubt, the Seller shall not be required to expend any of its own funds to cause the Purchaser to be in compliance with Section 5.05(p) of the Credit Agreement.

(v)         Sale Agreement. This Agreement and the Loan Assignments contemplated herein are the only agreements or arrangements pursuant to which the Seller Sells the Sale Portfolio Sold by it to the Purchaser.

(w)        Security Interest.

(i)          This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sale Portfolio in favor of the Purchaser, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;

(ii)         the Loan Assets, along with the Related Documents, constitute either a “general intangible,” an “instrument,” an “account,” “securities entitlement,” “certificated security,” “uncertificated security,” “supporting obligation,” or “insurance” (each as defined in the applicable UCC), real property and/or such other category of collateral under the applicable UCC as to which the Seller has complied with its obligations under this Section 4.1(x);

(iii)        the Seller owns and has good and marketable title to (or with respect to assets securing any Loan Assets, a valid security interest in) the Sale Portfolio Sold by it to the Purchaser hereunder on such Purchase Date, free and clear of any Lien (other than Permitted Liens) of any Person;

(iv)        the Seller has received all consents and approvals required by the terms of any Loan Asset, to the Sale thereof and the granting of a security interest in the Loan Assets hereunder to the Purchaser;

(v)         the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Sale Portfolio in which a security interest may be perfected by filing granted hereunder to the Purchaser;

(vi)        other than (i) as expressly permitted by the terms of this Agreement and the Credit Agreement and (ii) the security interest granted to the Purchaser and the Collateral Agent, on behalf of the Secured Parties, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Sale Portfolio. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Sale Portfolio other than any financing statement (A) relating to the security interest granted to the Purchaser under this Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof. The Seller is not aware of the filing of any judgment or tax lien filings against the Seller;

(vii)       all original executed copies of each underlying promissory note that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Agent;

(viii)      the Seller has received, or subject to the delivery requirements herein will receive, a written acknowledgment from the Custodian is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Custodian, for the benefit of the Secured Parties;

(ix)         none of the underlying promissory notes that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Custodian, on behalf of the Secured Parties;

(x)          with respect to any Sale Portfolio that constitutes a “certificated security”, such certificated security has been delivered to the Collateral Agent, on behalf of the Secured Parties and, if in registered form, has been specifically Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration or transfer by the Purchaser of such certificated security; and

(xi)         with respect to any Sale Portfolio that constitutes an “uncertificated security”, that the Seller shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(x)          Notice to Agents and Obligors. The Seller has directed any agent, administrative agent or Obligor for any Loan Asset to remit all payments and collections with respect to such Loan Asset directly to the Collection Account.

(y)         Collections. The Collection Account is the only account to which Obligors have been instructed to send Interest Proceeds and Principal Proceeds on the Sale Portfolio Sold by the Seller. The Seller acknowledges that all Interest Proceeds and Principal Proceeds received by it or its Affiliates with respect to the Sale Portfolio Purchased by the Purchaser as contemplated by this Agreement are held and shall be held in trust for the benefit of the Purchaser (or its assignees) until deposited into the Collection Account as required by the Credit Agreement.

(z)         Set–Off, Etc. No Sale Portfolio has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller or the Obligor thereof, and no Sale Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Sale Portfolio or otherwise, by the Seller or the Obligor with respect thereto, except for amendments, extensions or modifications to such Sale Portfolio otherwise permitted under Section 11.04 of the Credit Agreement and in accordance with the Servicing Standard.

(aa)       Covenants; Seller Termination Event. All covenants, agreements and undertakings of the Seller hereunder have been fully performed. No event has occurred which constitutes a Seller Termination Event and no event has occurred and is continuing which, with the passage of time or the giving of notice, or both would constitute a Seller Termination Event (other than any Seller Termination Event which has previously been disclosed to the Administrative Agent as such).

(bb)       Opinion. The statements of fact in the section heading “Facts and Assumptions” in the non-consolidation and true sale opinions (the “Non-Consolidation/True Sale Opinions”) of Dechert LLP, dated as of the date hereof, are true and correct in all respects.

(cc)       Accuracy of Representations and Warranties. Each representation or warranty by the Seller contained (i) herein or (ii) in any certificate or other document furnished by the Seller to the Purchaser or the Administrative Agent in writing pursuant hereto or in connection herewith is, as of its date, true and correct in all material respects.

(dd)       Representations and Warranties for Benefit of the Purchaser’s Assignees. The Seller hereby makes each representation and warranty contained in this Agreement and the other Facility Documents to which it is a party and that have been executed and delivered on or prior to such Purchase Date to, and for the benefit of the Purchaser (and its assignees), the Administrative Agent, the Lenders, the Collateral Agent and the other Secured Parties as if the same were set forth in full herein.

It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the Sale of the Sale Portfolio to the Purchaser and (y) the grant of a first priority perfected security interest in, to and under the Sale Portfolio pursuant to the Credit Agreement by the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent immediately upon obtaining knowledge of such breach.

Section 4.2         Representations and Warranties of the Seller Relating to the Agreement and the Sale Portfolio. The Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Credit Agreement. As of the date hereof and each Purchase Date, the Seller represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that:

(a)         Binding Obligation, Valid Transfer and Security Interest. This Agreement, together with the Loan Assignments, constitutes a valid transfer to the Purchaser of all right, title and interest in, to and under all Sale Portfolio, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all Sale Portfolio to the Purchaser which upon the delivery of the Related Documents and the filing of the financing statements shall be a first priority perfected security interest in all Sale Portfolio, subject only to Permitted Liens. Neither the Seller nor any Person claiming through or under the Seller shall have any claim to or interest in the Covered Accounts.

(b)         Eligibility of Sale Portfolio. (i) Schedule I is an accurate and complete listing of all the Sale Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such Sale Portfolio and the amounts owing thereunder is true and correct as of the related Cut–Off Date, (ii) each item of the Sale Portfolio Purchased by the Purchaser hereunder is an Eligible Collateral Loan as of the Cut-Off Date thereof, and (iii) with respect to each item of the Sale Portfolio, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Seller in connection with the transfer of an ownership interest or security interest in each item of Sale Portfolio to the Purchaser have been duly obtained, effected or given and are in full force and effect.

(c)         No Fraud. Each Loan Asset was originated without any fraud or misrepresentation by the Seller or, to the best of the Seller’s knowledge, on the part of the Obligor.

It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Sale of the Sale Portfolio to the Purchaser, (y) the grant of a first priority perfected security interest in, to and under the Sale Portfolio pursuant to the Credit Agreement by the Purchaser and (z) the termination of this Agreement and the Credit Agreement. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent immediately upon obtaining knowledge of such breach.

Section 4.3         Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties, on which the Seller relies in selling the Sale Portfolio to the Purchaser hereunder and each of the Secured Parties relies upon in entering into the Credit Agreement. As of the date hereof and each Purchase Date, the Purchaser represents and warrants to the Seller for the benefit of the Seller and each of its successors and assigns that:

(a)         Organization and Good Standing. The Purchaser has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware or such other jurisdiction as permitted under the terms of the Facility Documents, with the power and authority to own or lease its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, all necessary power, authority and legal right to acquire and own the Sale Portfolio.

(b)         Due Qualification. The Purchaser is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.

(c)         Power and Authority; Due Authorization; Execution and Delivery. The Purchaser (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver this Agreement and the other Facility Documents to which it is a party and (b) carry out the terms of this Agreement and the other Facility Documents to which it is a party and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Facility Documents to which it is a party and the Purchase of the Sale Portfolio on the terms and conditions herein provided. This Agreement and each other Facility Document to which the Purchaser is a party have been duly executed and delivered by the Purchaser.

(d)         All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement or any Loan Assignment to which the Purchaser is a party have been obtained.

(e)         Binding Obligation. This Agreement and each other Facility Document to which the Purchaser is a party constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject, as to enforceability, to the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdiction and general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(f)          No Violation. The consummation of the transactions contemplated by this Agreement, each Loan Assignment and the other Facility Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Purchaser’s Constituent Documents or any contractual obligation of the Purchaser, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Purchaser’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any Applicable Law.

(g)         Value Given. The Purchaser has given reasonably equivalent value to the Seller in exchange for the Sale of such Sale Portfolio, which amount the Purchaser hereby agrees is the fair market value of such Sale Portfolio. No such Sale has been made for or on account of an antecedent debt owed by the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(h)         No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Facility Document to which the Purchaser is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Facility Document to which the Purchaser is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(i)          Investment Company Act. The Purchaser is not required to register as an “investment company” under the provisions of the Investment Company Act.

(j)          Compliance with Law. The Purchaser has complied in all material respects with all Applicable Law to which it may be subject, and no item of Sale Portfolio contravenes any Applicable Law.

(k)         Opinion. The statements of fact in the section heading “Facts and Assumptions” in the Non-Consolidation/True Sale Opinions are true and correct in all respects.

ARTICLE V

COVENANTS OF THE SELLER

Section 5.1         Protection of Title of the Purchaser.

(a)         On or prior to the date hereof, the Seller shall have filed or caused to be filed UCC-1 financing statements, naming the Seller as “Debtor/Seller”, naming the Purchaser as “Secured Party/Buyer”, and naming the Collateral Agent, for the benefit of the Secured Parties, as “Total Assignee”, and describing the Sale Portfolio to be acquired by the Purchaser, with the office of the Secretary of State of the state of the jurisdiction of organization of the Seller. From time to time thereafter, the Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the ownership interest of the Purchaser under this Agreement and the security interest of the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, in the Sale Portfolio acquired by the Purchaser hereunder, as the case may be, and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser, the Collateral Agent, the Servicer, the Lenders and the Administrative Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller agrees that it will from time to time, at its expense, take all actions, that the Purchaser, the Collateral Agent or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the security and/or interest granted in the Sale Portfolio, or to enable the Purchaser, the Collateral Agent, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any Facility Document.

(b)         On or prior to each Purchase Date hereunder, the Seller shall take all steps necessary under all Applicable Law in order to Sell to the Purchaser the Sale Portfolio being acquired by the Purchaser on such Purchase Date so that, upon the Sale of such Sale Portfolio from the Seller to the Purchaser pursuant to the terms hereof on such Purchase Date, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance or restrictions on transferability (subject only to Permitted Liens). On or prior to each Purchase Date hereunder, the Seller shall take all steps required under Applicable Law in order for the Purchaser to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Sale Portfolio being Purchased by the Purchaser on such Purchase Date and, from time to time thereafter, the Seller shall take all such actions as may be required by Applicable Law to fully preserve, maintain and protect the Purchaser’s ownership interest in, and the Collateral Agent’s first priority perfected security interest in (subject only to Permitted Liens), the Sale Portfolio which have been acquired by the Purchaser hereunder.

(c)         The Seller shall direct any agent or administrative agent for any Sale Portfolio originated or acquired by the Seller to remit all payments and collections with respect to such Sale Portfolio and direct the Obligor with respect to such Sale Portfolio to remit all such payments and collections directly to the Collection Account. The Seller will not make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding payments to be made to the Seller or the Servicer or payments to be made to the Collection Account, unless the Purchaser and the Administrative Agent have consented to such change. The Seller shall ensure that only funds constituting payments and collections relating to Sale Portfolio shall be deposited into the Collection Account. In the event any payments relating to any Sale Portfolio are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account within two Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Purchaser and its assignees. Until so deposited, all such Interest Proceeds and Principal Proceeds shall be held in trust for the Purchaser or its assignees by the Seller.

(d)         At any time after the occurrence an Event of Default, the Purchaser, the Collateral Agent or the Administrative Agent may direct the Servicer to notify the Obligors, at the Seller’s expense, of the Purchaser’s (or its assigns) or the Secured Parties’ interest in the Sale Portfolio under this Agreement and may direct that payments of all amounts due or that become due under any or all of the Sale Portfolio be made directly to the Purchaser (or its assigns), the Collateral Agent or the Administrative Agent.

(e)         The Seller shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Collection Date shall have occurred:

(i)          file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

(ii)         deliver or cause to be delivered to the Purchaser, the Collateral Agent and the Administrative Agent an opinion of the counsel for the Seller, in form and substance reasonably satisfactory to the Purchaser, the Collateral Agent and the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(f)          The Seller shall not (x) make any change to its name (except in connection with a Permitted BDC Merger) or use any tradenames, fictitious names, assumed names, “doing business as” names or other names, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Sale Portfolio from the address set forth under its name on the signature pages hereto, or change its jurisdiction of formation, or (y) move, or consent to the Collateral Agent moving, the Related Documents from the location required under the Facility Documents, unless, in each case, the Seller shall provide the Administrative Agent with such legal opinions and other documents and instruments as the Administrative Agent may request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Purchaser in the Sale Portfolio.

(g)         The Seller shall at all times maintain each office from which it services Sale Portfolio and its principal executive office within the United States of America.

(h)         The Seller shall mark its master data processing records so that, from and after the time of Sale under this Agreement of Sale Portfolio to the Purchaser and the grant of a security interest in such Sale Portfolio by the Purchaser to the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, the Seller’s master data processing records (including archives) that refer to such Sale Portfolio shall indicate clearly that such Sale Portfolio has been Purchased by the Purchaser hereunder and Pledged by the Purchaser to the Collateral Agent, on behalf of the Secured Parties, under the Credit Agreement. Indication of the Collateral Agent’s security interest for the benefit of the Secured Parties in the Sale Portfolio shall be deleted from or modified on the Seller’s computer systems when, and only when, such Sale Portfolio shall be (i) paid off by the related Obligor, (ii) purchased or substituted by the Seller in accordance with Section 6.1 or 6.2 hereof or (iii) released by the Collateral Agent pursuant to Section 8.08 of the Credit Agreement.

(i)          If the Seller fails to perform any of its obligations hereunder, the Purchaser, the Collateral Agent or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Section 9.1. The Seller irrevocably authorizes the Purchaser, the Collateral Agent or the Administrative Agent at any time and from time to time at the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints the Purchaser, the Collateral Agent and the Administrative Agent as its attorney–in–fact pursuant to a Power of Attorney substantially in the form of Exhibit B to act on behalf of the Seller (i) to file financing statements on behalf of the Seller, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent in the Sale Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Sale Portfolio as a financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Sale Portfolio. This appointment is coupled with an interest and is irrevocable.

Section 5.2         Affirmative Covenants of the Seller. From the date hereof until the Collection Date:

(a)         Compliance with Law. The Seller will comply in all material respects with all Applicable Law, including those applicable to the Seller as a result of its interest in the Sale Portfolio or any part thereof.

(b)         Preservation of Existence. The Seller will preserve and maintain its corporate existence in the jurisdiction of its incorporation, and qualify and remain qualified as a corporation in each jurisdiction where the failure to preserve and maintain such existence and qualification could reasonably be expected to have a Material Adverse Effect.

(c)         Performance and Compliance with Sale Portfolio. The Seller will, at its expense, comply with all provisions and covenants required to be observed by it under the Sale Portfolio and all other agreements related to such Sale Portfolio.

(d)         Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Sale Portfolio in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Sale Portfolio.

(e)         Separate Identity. The Seller acknowledges that the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement, the Credit Agreement and the other Facility Documents in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps including, without limitation, all steps that the Administrative Agent or the Collateral Agent may from time to time request to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof (other than for tax or accounting purposes) and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller agrees that:

(i)          the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with the criteria and the restrictions set forth in the Constituent Documents of the Purchaser and Section 5.05 of the Credit Agreement; provided that, for the avoidance of doubt, the Seller shall not be required to expend any of its own funds to cause the Purchaser to be in compliance with Section 5.05(p) of the Credit Agreement;

(ii)         the Seller shall maintain records and books of account separate from those of the Purchaser;

(iii)        the annual financial statements of the Seller shall disclose the effects of the Seller’s transactions in accordance with GAAP and the annual financial statements of the Seller shall not reflect in any way that the assets of the Purchaser, including, without limitation, the Sale Portfolio, could be available to pay creditors of the Seller or any other Affiliate of the Seller;

(iv)        the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Seller as official records;

(v)         the Seller shall maintain an arm’s–length relationship with the Purchaser and will not hold itself out as being liable for the debts of the Purchaser;

(vi)        the Seller shall keep its assets and its liabilities wholly separate from those of the Purchaser;

(vii)       the Seller will avoid the appearance, and promptly correct any known misperception of any of the Seller’s creditors, that the assets of the Purchaser are available to pay the obligations and debts of the Seller; and

(viii)      to the extent that the Seller services the Loan Assets and performs other services on the Purchaser’s behalf, the Seller will clearly identify itself as an agent of the Purchaser in the performance of such duties.

(f)          Taxes. The Seller will file or cause to be filed its tax returns and pay any and all Taxes imposed on it or its property as required by the Facility Documents (except as contemplated in Section 4.1(m)).

(g)         Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Purchaser and its assigns regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine–readable format, to allow each of the Purchaser and its assignees to carry out their responsibilities under the Facility Documents.

(h)         Payment, Performance and Discharge of Obligations. The Seller will pay, perform and discharge all of its obligations and liabilities, including, without limitation, all Taxes, assessments and governmental charges upon its income and properties, when due, unless and only to the extent that such obligations, liabilities, Taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Seller and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

(i)          Notices.

(i)          Income Tax Liability. The Seller will furnish telephonic or facsimile notice to the Purchaser, the Collateral Agent and the Administrative Agent within 10 Business Days (confirmed in writing within five Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of the Seller or any “affiliated group” (within the meaning of Section 1504(a)(l) of the Code) of which the Seller is a member in an amount equal to or greater than $2,500,000 in the aggregate, or (ii) to the Tax liability of the Purchaser in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.

(j)          Representations and Covenants. Promptly, upon receipt of notice or discovery thereof, the Seller will furnish notice to the Purchaser, the Collateral Agent and the Administrative Agent (i) if any representation or warranty set forth in Section 4.1 or Section 4.2 was materially incorrect at the time it was given or deemed to have been given or (ii) of the material breach of any covenant under Section 5.1, Section 5.2 or Section 5.3 and at the same time deliver to the Purchaser, the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Seller shall notify the Purchaser, the Collateral Agent and the Administrative Agent in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of the Seller which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.

(i)          ERISA. Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA, other than an event for which the reporting requirements have been waived by regulations) with respect to the Seller (or any member of the Seller’s ERISA Group), the Seller will provide a copy of such notice to the Purchaser, the Collateral Agent and the Administrative Agent.

(ii)         Proceedings. As soon as possible and in any event within five (5) Business Days, after a Responsible Officer the Seller receives notice or obtains knowledge thereof, the Seller will provide the Purchaser, the Collateral Agent and the Administrative Agent with notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Sale Portfolio, the Facility Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Sale Portfolio, or the Purchaser, the Servicer, the Seller or the Transferor or any of their Affiliates.

(iii)        Material Events. The Seller will promptly notify the Purchaser, the Collateral Agent and the Administrative Agent of any event or other circumstance that is reasonably likely to have a Material Adverse Effect.

(iv)        Events of Default. The Seller will provide the Purchaser, the Collateral Agent and the Administrative Agent within two (2) Business Days written notice of the occurrence of each Event of Default and each Default of which the Seller has knowledge or has received notice. In addition, no later than two (2) Business Days following the Seller’s knowledge or notice of the occurrence of any Event of Default or Default, the Seller will provide to the Purchaser, the Collateral Agent and the Administrative Agent a written statement of a Responsible Officer of the Seller setting forth the details of such event and the action that the Seller proposes to take with respect thereto.

(v)         Seller Termination Event and Seller Purchase Event. The Seller will provide the Purchaser, the Collateral Agent and the Administrative Agent with immediate written notice of the occurrence of each Seller Termination Event and each Seller Purchase Event of which the Seller has knowledge or has received notice.

(vi)        Opinion. The Seller will take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the Non-Consolidation/True Sale Opinions.

(k)         Copies of Other Information. The Seller will deliver to the Purchaser, the Collateral Agent and the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Sale Portfolio or the conditions or operations, financial or otherwise, of the Seller (including, without limitation, reports and notices relating to the Seller’s actions under and compliance with ERISA and the Investment Company Act) as the Purchaser, the Collateral Agent or the Administrative Agent may from time to time request in order to perform their obligations hereunder or under any other Facility Document or to protect the interests of the Purchaser under or as contemplated by this Agreement and the other Facility Documents.

(l)          Disregarded Entity. The Seller shall cause the Purchaser to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall cause that neither the Purchaser nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

Section 5.3         Negative Covenants of the Seller. From the date hereof until the Collection Date:

(a)         Sale Portfolio Not to be Evidenced by Instruments. The Seller will take no action to cause any Sale Portfolio that is not, as of the related Purchase Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Sale Portfolio.

(b)         Security Interests. Except as otherwise permitted herein and in the Credit Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Sale Portfolio Sold by the Seller to the Purchaser hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Sale Portfolio Sold by the Seller to the Purchaser hereunder. The Seller will promptly notify the Purchaser, the Collateral Agent and the Administrative Agent of the existence of any Lien on any Sale Portfolio and the Seller shall defend the right, title and interest of the Purchaser and the Collateral Agent, on behalf of the Secured Parties, in, to and under the Sale Portfolio against all claims of third parties; provided, that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Sale Portfolio.

(c)         Mergers, Acquisitions, Sales, Etc. The Seller will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, or sell or assign with or without recourse any Sale Portfolio or any interest therein, except that the Seller shall be allowed to merge with any entity so long as either (x) the Seller remains the surviving entity of such merger and such merger does not result in a Change of Control or (y) it is merged with any “business development company” (within the meaning of the Investment Company Act) managed by GC Advisors LLC or its Affiliates and the surviving entity remains responsible for Seller’s obligations hereunder (a “Permitted BDC Merger”).

(d)         Transfer of Purchaser Membership Interests. The Seller shall not transfer, pledge, participate or otherwise encumber its membership interests in the Purchaser without the prior written consent of the Administrative Agent and the delivery of an acceptable (in the Administrative Agent’s reasonable discretion) non-consolidation opinion (not to be unreasonably withheld, delayed or conditioned).

(e)         Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Loan Assets to the Purchaser.

(f)          ERISA Matters. The Seller will not (a) engage, and will exercise its best efforts not to permit any member of the Seller’s ERISA Group to engage, in any prohibited transaction (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make any payments to a Multiemployer Plan that the Seller or any member of the Seller’s ERISA Group may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result, directly or indirectly, in any liability to the Seller, or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA with respect to any Pension Plan other than an event for which the reporting requirements have been waived by regulations.

(g)         Extension or Amendment of Sale Portfolio. The Seller will not, except as otherwise permitted in Section 11.04 of the Credit Agreement, extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Sale Portfolio.

(h)         Limitation on Financing Activities. The Seller shall not, directly or indirectly, advance or loan to the Purchaser any funds pursuant to any financial accommodation. For the avoidance of doubt, this clause (h) shall not prohibit the Seller from contributing Loan Assets to the Purchaser as contemplated herein or providing cash equity contributions to the Purchaser.

(i)          Organizational Documents. The Seller will not cause the Purchaser to amend, modify, waive or terminate any provision of the Purchaser’s Constituent Documents without the prior written consent of the Administrative Agent.

ARTICLE VI

REPURCHASES AND SUBSTITUTION BY THE SELLER

Section 6.1         Repurchase of Loan Assets. In the event of the occurrence of a Seller Purchase Event, the Seller will within 10 Business Days of the discovery by or notice (from any Person) to the Seller of the Seller Purchase Event, (i) purchase each Loan Asset hereunder which is affected by or related to such Seller Purchase Event from the Purchaser, and the Seller shall pay to the Purchaser (by means of a deposit to the Collection Account) the Repurchase Price of such Loan Asset as of the date of the purchase thereof from the Purchaser or (ii) with the consent of the Administrative Agent and subject to the satisfaction of the conditions in Section 6.2, substitute for such Loan Asset a Substitute Eligible Collateral Loan. It is understood and agreed that the obligation of the Seller to purchase the Loan Assets or substitute a Substitute Eligible Collateral Loan for the Loan Assets which are affected by or related to such Seller Purchase Event is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Loan Asset which is not collected, not paid or uncollectable on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor. Upon deposit in the Collection Account of the Repurchase Price for any Loan Asset purchased by the Seller, the Purchaser shall, automatically and without further action be deemed to transfer, assign and set over to the Seller, without recourse, representation or warranty of any kind, except as to the absence of Liens, charges or encumbrances created by or arising solely as a result of actions of the Purchaser or the Collateral Agent, all the right, title and interest of the Purchaser in, to and under such Loan Asset and all future monies due or to become due with respect thereto, all Proceeds of such Loan Asset and Recoveries and Insurance Proceeds relating thereto, all rights to security for such Loan Asset and all Proceeds and products of the foregoing. The Purchaser shall (and shall request the Collateral Agent to), at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as may be reasonably requested by the Seller in order to effect the transfer of such Loan Asset pursuant to this Section 6.1. Such Sale shall be a sale outright, and not for security.

Section 6.2         Substitution of Loan Assets.

(a)         The Purchaser shall have the right, but not the obligation, subject to the prior written consent of the Administrative Agent, in its sole discretion, to substitute one or more Eligible Collateral Loans (“Substitute Eligible Collateral Loan”) for a Loan Asset (each such act, a “Substitution”).

(b)         The Substitution shall not occur unless the following conditions are satisfied as of the date of such Substitution:

(i)          the Purchaser (or the Servicer on its behalf) has recommended to the Seller and the Administrative Agent (with a copy to the Collateral Agent) in writing that the Loan Asset to be replaced should be replaced (each, a “Replaced Loan Asset”);

(ii)         no event has occurred, or would result from such Substitution, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such Substitution, which constitutes a Default;

(iii)        each Substitute Eligible Collateral Loan is an Eligible Collateral Loan on the date of Substitution;

(iv)        all representations and warranties contained in Sections 4.1 and 4.2 shall be true and correct in all material respects as of the date of Substitution (or, in the case of any representation and warranty that is already qualified by materiality, subject to the materiality standard set forth therein) (other than any representation and warranty that is made as of a specific date);

(v)         [Reserved]; and

(vi)        such substitution does not violate the limitations set forth in Section 6.4 hereof.

(c)         In addition, in connection with such Substitution, the Seller shall deliver or cause to be delivered to the Collateral Agent the applicable Related Documents. On the date any such Substitution is completed, the Purchaser shall, automatically and without further action, release and shall transfer to the Seller, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Purchaser in, to and under such Replaced Loan Asset, and the Purchaser shall be deemed to represent and warrant that it has the company authority and has taken all necessary company action to accomplish such transfer, but without any other representation and warranty, express or implied.

Section 6.3         Repurchase Limitations. The Seller and the Purchaser agree that the Seller and any Affiliate of the Seller may repurchase any Sale Portfolio from the Purchaser only in the case of a repurchase or Substitution of any Sale Portfolio pursuant to Sections 6.1 or 6.2 or in an arm’s length transaction for fair market value.

Section 6.4         Limitations on Repurchases and Substitutions. The Principal Balance of all Loan Assets (other than Loan Assets subject to a Seller Purchase Event), sold pursuant to Section 10.01(a) of the Credit Agreement to the Seller or an Affiliate thereof or substituted pursuant to Section 6.2 during the preceding 12 month period shall not exceed 30% of the Net Purchased Loan Balance; provided that any Loan Asset sold to an entity owned in whole or in part, directly or indirectly, by Golub Capital Finance LLC, Golub Capital Partners Ltd., Golub Capital Partners Holdings Ltd., GC OPAL LLC, OPAL BSL LLC, GCP OS Fund, GCP HS Fund or any other subsidiary of Golub Capital Finance LLC, Golub Capital Partners Ltd., GCP OS Fund or GCP HS Fund including any collateralized loan obligation entity (x) for which any such entity owns, directly or indirectly, all or any portion of the subordinated notes or other “equity” tranche and (y) which is consolidated with any such person for accounting purposes shall be excluded from the numerator in the foregoing threshold so long as such Loan Asset is sold on arm’s-length terms for fair market value (determined as required by, and in accordance with, the U.S. Investment Advisers Act of 1940, as amended).

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE SALE PORTFOLIO

Section 7.1         Rights of the Purchaser.

(a)         After the occurrence or declaration of the Final Maturity Date, the Seller hereby authorizes the Purchaser, the Servicer, the Collateral Agent and the Administrative Agent and/or their respective designees or assignees to take any and all steps in Seller’s name and on behalf of the Seller that the Purchaser, the Servicer, the Collateral Agent or the Administrative Agent and/or their respective designees or assignees determine are necessary or appropriate to collect all amounts due under any and all Sale Portfolio and to enforce or protect the Purchaser’s, the Collateral Agent’s and the Administrative Agent’s rights under this Agreement, including endorsing the name of the Seller on checks and other instruments representing Interest Proceeds and Principal Proceeds and enforcing such Sale Portfolio.

(b)         Except as set forth in Sections 6.1 and 6.2 with respect to the repurchase or Substitution of certain Loan Assets, the Purchaser shall have no obligation to account for, replace, substitute or return any Sale Portfolio to the Seller. The Purchaser shall have no obligation to account for or to return Interest Proceeds or Principal Proceeds, or any interest or other finance charge collected pursuant thereto, to the Seller, irrespective of whether such Interest Proceeds and Principal Proceeds and charges are in excess of the Purchase Price for such Sale Portfolio.

(c)         The Purchaser shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Sale Portfolio and all of the Purchaser’s right, title and interest in, to and under this Agreement, pursuant to the Credit Agreement.

(d)         The Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Sale Portfolio and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

Section 7.2         Rights With Respect to Related Documents.

At any time when a Servicer other than GC Advisors LLC has been designated pursuant to Article XI of the Credit Agreement, the Seller shall, at the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s request, assemble all of the Related Documents which evidence the Sale Portfolio originated by the Seller, or which are otherwise necessary or desirable to collect such Sale Portfolio, and make the same available to the Purchaser, the Collateral Agent or the Administrative Agent at a place selected by the Purchaser, the Collateral Agent, the Administrative Agent or their designee.

Section 7.3         Notice to Collateral Agent and Administrative Agent.

The Seller agrees that, concurrently with its delivery to the Purchaser, copies of all notices, reports, documents and other information required to be delivered by the Seller to the Purchaser hereunder shall be delivered by the Seller to the Collateral Agent and the Administrative Agent.

ARTICLE VIII

SELLER TERMINATION EVENTS

Section 8.1         Seller Termination Events.

(a)         If any of the following events (each, a “Seller Termination Event”) shall have occurred:

(i)          the Seller shall fail to pay (A) any amount due pursuant to Section 6.1 in accordance with the provisions thereof or (B) any other amount required to be paid by the Seller hereunder within two Business Days of the date when due; or

(ii)         the Seller shall fail to observe or perform any covenant or agreement in any material respect applicable to it contained herein (other than as specified in paragraph (i) of this Section 8.1); and such failure shall continue unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of the Seller by the Administrative Agent, the Collateral Agent (at the direction of the Administrative Agent) or the Purchaser and (ii) the date on which a Responsible Officer of the Seller acquires knowledge thereof; or

(iii)        any representation, warranty or certification made by the Seller in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect when made or deemed made in any material respect and shall not have been corrected within 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to a Responsible Officer of the Seller by the Administrative Agent, the Collateral Agent (at the direction of the Administrative Agent) or the Purchaser and (ii) the date on which a Responsible Officer of the Seller acquires knowledge thereof; provided that a Seller Termination Event shall not be deemed to have occurred under this paragraph (iii) based upon a Seller Purchase Event if the Seller shall have complied with the provisions of Section 6.1 in respect thereof; or

(iv)        an Insolvency Event shall occur with respect to the Seller; or

(v)         the occurrence of (A) an Event of Default set forth in Section 6.01 of the Credit Agreement or (B) the Final Maturity Date; or

(vi)        Golub Capital BDC 4, Inc. has been terminated as Servicer following a Servicer Removal Event with respect to the Servicer under the Credit Agreement.

then, (A) in the case of any Seller Termination Event described in paragraph (iv), (v)(A) or (vi) above, the obligation of the Purchaser to Purchase Sale Portfolio from the Seller shall thereupon automatically terminate without further notice of any kind, which is hereby waived by the Seller, (B) in the case of any Seller Termination Event described in paragraph (v)(B) above, the obligation of the Purchaser to Purchase Sale Portfolio from the Seller shall thereupon terminate without notice of any kind, which is hereby waived by the Seller unless both the Purchaser and the Seller agree in writing that such event shall not trigger an Early Termination (as hereinafter defined) hereunder, and (C) in the case of any other Seller Termination Event, so long as such Seller Termination Event shall be continuing, the Purchaser or the Administrative Agent may terminate the Purchaser’s obligation to Purchase Sale Portfolios from the Seller by written notice to the Seller (any termination pursuant to clause (A), (B) or (C) of this Article VIII is herein called an “Early Termination”).

Section 8.2         Survival of Certain Provisions.

Notwithstanding any provision contained herein to the contrary, the Seller’s and the Purchaser’s representations, covenants and obligations set forth in Articles IV, V, VI, and VII, as applicable, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Seller pursuant to Articles III and IV and the provisions of Sections 6.1 and 6.2, the rights and obligations under Article VII, the indemnification provisions of Article IX and the provisions of Sections 5.1, 10.2, 10.8, 10.9, 10.10, 10.12, 10.13, 10.14 and 10.17 shall be continuing and shall survive any termination of this Agreement.

ARTICLE IX

INDEMNIFICATION.

Section 9.1         Indemnification by the Seller.

(a)         Without limiting any other rights which the Purchaser, any assignee of the Purchaser or any such Persons’ respective members, shareholders, beneficial owners, managers, trustees, directors, officers, employees, agents, or Affiliates (each, an “Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify any Indemnified Party from and against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable attorneys’ fees and disbursements (all of the foregoing, being collectively referred to as, “Indemnified Amounts”), awarded against or incurred by such Indemnified Party or other non-monetary damages of any such Indemnified Party or any of them arising out of or as a result of this Agreement (including as a result of a breach of a representation or warranty) excluding, however, any such amounts resulting solely from (i) any gross negligence, bad faith or willful misconduct on the part of the applicable Indemnified Party or (ii) the uncollectability of any Loan Assets due to the Obligor’s failure to pay any amounts due under the applicable loan agreement in accordance with its terms.

(b)         Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Seller to the Indemnified Party within two Business Days following such Person’s demand therefor.

(c)         If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Seller as the case may be, on the other hand, but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d)         If the Seller has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 9.1 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Seller, without interest.

(e)         Indemnification under this Section 9.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

(f)          The obligations of the Seller under this Section 9.1 shall survive the termination of this Agreement.

Section 9.2         Assignment of Indemnities.

The Seller acknowledges that, pursuant to the Credit Agreement, the Purchaser shall assign its rights of indemnity hereunder to the Collateral Agent, on behalf of the Secured Parties. Upon such assignment, (a) the Collateral Agent, on behalf of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (b) the obligations of the Seller under this Article IX shall inure to the Collateral Agent, on behalf of the Secured Parties. The Seller agrees that, upon such assignment, the Collateral Agent, on behalf of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in this Article IX.

ARTICLE X

MISCELLANEOUS

Section 10.1       Liability of the Seller. The Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Seller and with respect to its representations and warranties expressly set forth hereunder.

Section 10.2       Limitation on Liability. No claim may be made by the Seller or any other Person against the Lenders, the Collateral Agent, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.3       Amendments; Limited Agency. Except as provided in this Section 10.3, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent, the Collateral Agent and the Required Lenders. The Purchaser shall provide not less than ten Business Days’ prior written notice of any such amendment to the Administrative Agent, the Collateral Agent and each Lender.

Section 10.4       Waivers; Cumulative Remedies. No failure or delay on the part of the Purchaser (or any assignee thereof) or the Seller in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 10.5       Notices. All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

Section 10.6       Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Credit Agreement and the other Facility Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Credit Agreement and the Facility Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 10.7       Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 10.8       GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 10.9       Consent to Jurisdiction; Service of Process.

(a)         Each party hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or Federal court sitting in New York City, and any appellate court from any therefrom, in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)         Each of the Seller and the Purchaser agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Seller or the Purchaser, as applicable, at its address specified in Section 10.5. Nothing in this Section 10.9 shall affect the right of the Seller or the Purchaser to serve legal process in any other manner permitted by law.

Section 10.10     Costs, Expenses and Taxes.

(a)         In addition to the rights of indemnification granted to the Purchaser and its Affiliates and officers, directors, managers, trustees, shareholders, beneficial owners, members, employees and agents thereof under Article IX hereof, the Seller agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Purchaser or its assignees incurred in connection with the preparation, execution, delivery, enforcement, administration (including periodic auditing), renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable and documented fees and out–of–pocket expenses of counsel with respect thereto and with respect to advising the Purchaser or its assignees as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all out-of-pocket costs and expenses, if any (including counsel fees and expenses), incurred by the Purchaser or its assignees in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

(b)         The Seller shall pay on demand any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

(c)         The Seller shall pay on demand all other reasonable and documented out-of-pocket costs, expenses and Taxes (excluding Taxes imposed on or measured by net income) incurred by the Purchaser or its assignees in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder, including, without limitation, all reasonable and documented costs and expenses incurred by the Purchaser or its assignees in connection with periodic audits of the Seller’s books and records.

Section 10.11     Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.12     Bankruptcy Non-Petition and Limited Recourse; Claims. The Seller hereby agrees that it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date. The Seller hereby acknowledges that (i) the Purchaser has no assets other than the Sale Portfolio, (ii) the Purchaser shall, immediately upon Purchase hereunder, grant a security interest in the Sale Portfolio to the Collateral Agent, on behalf of the Secured Parties, pursuant to the Credit Agreement, (iii) Collections generated by the Sale Portfolio will be applied to payment of the Purchaser’s obligations under the Credit Agreement and (iv) recourse in respect of the Purchaser’s obligations to the Seller shall be limited to the Sale Portfolio under the terms of the Credit Agreement. In addition, the Seller shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, shareholder, beneficial owner, director, manager, trustee, employee, partner, Affiliate or security holder of the Purchaser or any of its successors or assigns.

Section 10.13     Binding Effect; Assignability.

(a)         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)         Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller except as permitted by this Section 10.13 or the Credit Agreement. Simultaneously with the execution and delivery of this Agreement, the Purchaser will assign all of its right, title and interest in this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents.

(c)         The Administrative Agent, each Lender, the Collateral Agent and the other Secured Parties under the Credit Agreement shall be express third-party beneficiaries of this Agreement.

Section 10.14     Waiver of Setoff.

(a)         The Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Purchaser, the Administrative Agent, the Lenders, the Collateral Agent, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Seller.

(b)         The Purchaser shall have the right to set-off against the Seller any amounts to which the Seller may be entitled hereunder and to apply such amounts to any claims the Purchaser may have against the Seller from time to time under this Agreement. Upon any such set-off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Seller.

Section 10.15     Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 10.16     Rights of Inspection. The Seller shall permit the Purchaser or the Administrative Agent (or any Person designated by the Purchaser or the Administrative Agent as its agent or representative, subject to delivery of standard confidentiality agreements) to, upon reasonable advance notice and during normal business hours, visit and inspect and make copies thereof at reasonable intervals its books, records and accounts relating to the Loan Assets, the Portfolio Assets and the applicable the Related Documents and the performance of the Seller under this Agreement and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants; provided that, so long as no Event of Default has occurred and is continuing, the Seller shall be responsible for all costs and expenses for only one such visit per fiscal year by the Administrative Agent (or any Person designated by the Administrative Agent). Notwithstanding the foregoing, any such visit and inspection shall be reasonable in scope, completed within a reasonable period of time, subject to standard security and confidentiality procedures and shall not otherwise interfere in any material respect with the Seller’s business and operations. Notwithstanding anything to the contrary herein, any IC Memos shall only be delivered to the Administrative Agent and shall not be shared with any other Secured Party or any other Person.

Section 10.17     Subordination. After giving effect to any payment relating to any indebtedness, obligation or claim the Seller may from time to time hold or otherwise have against the Purchaser or any assets or properties of the Purchaser, whether arising hereunder or otherwise existing, the Borrowing Base at such time must exceed the Obligations owed by the Purchaser to the Secured Parties under the Credit Agreement. The Seller hereby agrees that at any time during which the condition set forth in the preceding sentence shall not be satisfied, the Seller shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Purchaser owing to each Lender, the Collateral Agent, the Administrative Agent or any other Secured Party under the Credit Agreement.

Section 10.18     Confidentiality. Each of the parties hereto hereby agrees with the confidentiality provisions set forth in Section 13.09 of the Credit Agreement.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

GBDC 4 FUNDING III LLC, as the Purchaser

By:	Golub Capital BDC 4, Inc., its designated manager

By:	/s/ Christopher Ericson
Name: Christopher Ericson
Title: Chief Financial Officer

GBDC 4 Funding III LLC

c/o Golub Capital BDC 4, Inc.

666 Fifth Avenue, 18th Floor

New York, NY 10103

Attention: David Golub

GOLUB CAPITAL BDC 4, INC.,
as the Seller,

By:	/s/ Christopher Ericson
Name: Christopher Ericson
Title: Chief Financial Officer

c/o Golub Capital BDC 4, Inc.

666 Fifth Avenue, 18th Floor

New York, NY 10103

Attention: David Golub

SCHEDULE I

SALE PORTFOLIO LIST

(To be provided)

EXHIBIT A

FORM OF LOAN ASSIGNMENT

LOAN ASSIGNMENT, dated as of _____________, from Golub Capital BDC 4, Inc. (the “Seller”) to GBDC 4 Funding III LLC (the “Purchaser”).

(A)          We refer to the Purchase and Sale Agreement, dated as of August 15, 2024 (such agreement as amended, modified, supplemented or restated from time to time, the “Agreement”), by and between the Seller and the Purchaser.

(B)           Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Cut–Off Date” shall mean, with respect to the Loan Assets designated hereby, _____________, _____.

(C)           Designation of Loan Assets. Seller delivers herewith a computer file or microfiche list containing a true and complete list of the Loan Assets Sold and assigned hereunder, identified by account number, the related Obligor and Principal Balance as of the Cut–Off Date. Such computer file, microfiche list or other documentation shall be as of the date of this Loan Assignment incorporated into and made part of this Loan Assignment and is marked as Schedule I hereto.

(D)           The Seller does hereby Sell to the Purchaser, and the Purchaser hereby Purchases from the Seller, all right, title and interest of the Seller (whether now owned or hereafter acquired) in the property identified in clauses (i) - (iii) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to any of the following, property, whether now owned or existing or hereafter created, arising or acquired and wherever located (in each case excluding the Retained Interest and the Excluded Amounts) (the “Sale Portfolio”):

(i)          the Loan Assets that are identified by the Seller as of the Cut–Off Date, which are listed on Schedule I, together with all monies due or to become due in payment under such Loan Assets on and after the related Cut–Off Date, including, but not limited to, all Collections;

(ii)         the Portfolio Assets with respect to the Loan Assets referred to in clause (i); and

(iii)        all income and Proceeds of the foregoing.

(E)           This Loan Assignment is made without recourse but on the terms and subject to the conditions set forth in the Facility Documents to which the Seller is a party.

The Seller acknowledges and agrees that the Purchaser is accepting this Loan Assignment in reliance on the representations, warranties and covenants of the Seller contained in the Facility Documents to which the Seller is a party. The undersigned Responsible Officer of the Seller hereby certifies to the Purchaser, the Collateral Agent, the Administrative Agent, each Lender and the other Secured Parties that all of the representations and warranties in Section 4.2 of the Agreement are true, accurate and complete as of the Cut-Off Date referenced above.

(F)           Ratification of the Agreement. The Agreement is hereby ratified, and all references to the “Purchase and Sale Agreement,” to “this Agreement” and “herein” shall be deemed to be a reference to the Agreement as supplemented by this Loan Assignment. Except as expressly amended hereby, all the representations, warranties, terms covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non–compliance with any term or provision of the Agreement.

(G)           It is the express intent of the parties hereto that the Sale of the Loan Assets by the Seller to the Purchaser hereunder be, and be treated for all purposes (other than tax and accounting purposes) as, an absolute sale by the Seller (free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens) of such Loan Assets. It is, further, not the intention of the parties that such Sale be deemed a pledge of such Loan Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, such Loan Assets are held to continue to be property of the Seller, then the parties hereto agree that: (i) the Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Loan Assets provided for hereunder shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest (subject only to Permitted Liens) in all of the Seller’s right, title and interest in and to such Loan Assets and all amounts payable to the holders of such Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Covered Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Loan Assets together with all of the other obligations of the Seller hereunder; (iii) the possession by the Purchaser (or the Custodian for the benefit of the Secured Parties) of such Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Agreement. The Purchaser shall, to the extent consistent with the Agreement and the other Facility Documents, take such actions as may be necessary to ensure that, if the Agreement were deemed to create a security interest in such Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of the Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under the Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(H)          THIS LOAN ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Seller has caused this Loan Assignment to be executed by its duly authorized officer as of the date first above written.

GOLUB CAPITAL BDC 4, INC., as the Seller

By:
Name:
Title:

SCHEDULE I TO EXHIBIT A

SEE ATTACHED

EXHIBIT B

FORM OF POWER OF ATTORNEY
GOLUB CAPITAL BDC 4, INC.

[__________, _____]

This Power of Attorney is executed and delivered by Golub Capital BDC 4, Inc., as the Seller under the Purchase and Sale Agreement (each as defined below), to [_______________], as the [Collateral Agent] [Administrative Agent] (in such capacity, the “Attorney”), pursuant to that certain Purchase and Sale Agreement, dated as of August 15, 2024 (as amended, modified, supplemented or restated from time to time, the “Purchase and Sale Agreement”), by and between Golub Capital BDC 4, Inc., as the seller (in such capacity, the “Seller”) and GBDC 4 Funding III LLC, as the purchaser (in such capacity, the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings provided in the Purchase and Sale Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Seller as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Seller irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Seller until all obligations of the Purchaser under the Facility Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

Golub Capital BDC 4, Inc. hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), as its attorney-in-fact to act on behalf of the Seller solely (i) to file financing statements on behalf of the Seller, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent, on behalf of the Secured Parties, in the Sale Portfolio and (ii) to file a carbon, photographic or other reproduction of the Purchase and Sale Agreement or any financing statement with respect to the Sale Portfolio as a financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Sale Portfolio. This appointment is coupled with an interest and is irrevocable. The Seller hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, this Power of Attorney is executed by the Seller, and the Seller has caused its seal to be affixed pursuant to the authority of its managers and/or members as of the date set forth above.

GOLUB CAPITAL BDC 4, INC.

By:
Name: Christopher Ericson
Title: Chief Financial Officer